UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2026

ULTA BEAUTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33764	38-4022268
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Remington Blvd., Suite 120, Bolingbrook, Illinois 60440
(Address of Principal Executive Offices and zip code)

(630) 410-4800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ULTA	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2026, the Board of Directors (the “Board”) of Ulta Beauty, Inc. (the “Company” or “Ulta Beauty”) appointed Brieane L. Olson, 47, as an independent director. Ms. Olson’s appointment is effective as of August 31, 2026. She will fill the seat on the Board vacated by Kelly E. Garcia, whose resignation from the Board will become effective on such date. Ms. Olson’s initial term will continue until the date of the Company’s 2027 Annual Meeting of Stockholders and until her successor shall be elected and qualified or until her earlier death, resignation, retirement, disqualification, or removal.

Ms. Olson has served as Chief Executive Officer of Pacific Sunwear of California, LLC (“PacSun”), a private specialty retailer offering lifestyle apparel and related products, since May 2023, and as PacSun’s President since June 2021 and Chief Brand Officer since July 2020. Prior to her current roles, she served as PacSun’s Chief Merchandising Officer from 2018 to 2020, Senior Vice President of Merchandising and Design from 2013 to 2017, and in other positions of increasing responsibility after joining PacSun in 2007. Prior to joining PacSun, Ms. Olson held leadership positions with Abercombie & Fitch from 2006 to 2007, Hollywould from 2004 to 2006, and Valentino from 2001 to 2004. Ms. Olson also currently serves on PacSun’s board of directors. She holds a Bachelor of Arts degree in Mass Communications from the University of California, Berkeley and a Masters degree in Fashion from Istituto Marangoni in Italy and has completed the Advanced Management Program at Harvard Business School.

The Board selected Ms. Olson because of her experience as a sitting CEO, which gives her valuable insights into strategy execution, talent development, innovation, and long-term value creation, as well as her background in the areas of specialty retail, strategic planning, brand building, omnichannel commerce, merchandising, and organizational leadership.

The Board has determined that Ms. Olson qualifies as an independent director under the corporate governance standards of Nasdaq and the rules of the Securities and Exchange Commission (the “Commission”), and that there are no arrangements or understandings between Ms. Olson and any other person pursuant to which she was appointed as a director. There are no transactions in which Ms. Olson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

As compensation for her service on the Board, Ms. Olson will receive the cash and equity compensation provided by the Company’s non-employee director compensation program, as it may be adjusted by the Board from time to time, as described in the Company’s definitive proxy statement filed with the Commission on April 22, 2026.

Item 8.01Other Events.

On August 17, 2026, the Company issued a press release announcing the appointment Ms. Olson to the Board. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the Exhibit Index below are being furnished herewith.

Exhibit No.	Description
99.1	Press release issued on August 17, 2026 announcing Ms. Olson’s appointment.
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTA BEAUTY, INC.

Date: August 17, 2026	By:	/s/ Rene G. Cásares
Rene G. Cásares
Chief Legal Officer

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